As filed with the Securities and Exchange Commission on May 10, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8099512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

315 Madison Avenue, 4th Floor

New York, NY 10017

(917) 438-4353

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Barbara A. Wood

Executive Vice President, General Counsel and Corporate Secretary

SELLAS Life Sciences Group, Inc.

315 Madison Avenue, 4th Floor

New York, NY 10017

(917) 438-4353

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Yvan-Claude J. Pierre

Marianne C. Sarrazin

Cooley LLP

1114 Avenue of the Americas

New York, New York 10036

(212) 479-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	3,228,461	$5.60	$18,079,381.60	$2,250.88

(1)	Represents shares of common stock offered by the selling stockholders. 1,844,830 of the shares being registered hereunder represent the shares of common stock issuable upon conversion of the Series A 20% convertible preferred stock, par value $0.0001 per share, and 1,383,631 of the shares being registered hereunder represent the shares of common stock issuable upon exercise of warrants with an exercise price of $6.59 per share. Pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Capital Market on May 8, 2018.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED MAY 10, 2018

3,228,461 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 1,844,830 shares of our common stock that are issuable upon conversion of outstanding shares of our Series A 20% convertible preferred stock, par value $0.0001 per share, or the preferred shares, and up to 1,383,631 shares of our common stock that are issuable upon the exercise of outstanding warrants to purchase shares of our common stock, or the warrant shares and together with the preferred shares, the shares. The Series A 20% convertible preferred stock, or the preferred stock, and the warrants were issued to the selling stockholders pursuant to a securities purchase agreement dated March 7, 2018.

We are not selling any shares of common stock and will not receive any proceeds from the sale of the shares. Upon the exercise of the warrants for 1,383,631 shares of our common stock by payment of cash, however, we will receive the exercise price of the warrants, which is $6.59 per share (subject to adjustment in certain circumstances).

We have agreed to bear all of the expenses incurred in connection with the registration of the shares. The selling stockholders will pay or assume brokerage commissions and similar charges, if any, incurred for the sale of the shares.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” beginning on page 9. For information regarding the selling stockholders, see the section entitled “Selling Stockholders” beginning on page 6.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock is traded on the Nasdaq Capital Market under the symbol “SLS”. On May 9, 2018, the closing sale price of our common stock on the Nasdaq Capital Market was $5.56 per share. You are urged to obtain current market quotations for the common stock.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies in this prospectus as well as our filings under the Exchange Act.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties incorporated by reference herein under the heading “Risk Factors” on page 3 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this process, the selling stockholders may from time to time, in one or more offerings, sell the shares described in this prospectus.

We are responsible for the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus (and in any supplement or amendment to this prospectus) is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

The names “SELLAS Life Sciences Group, Inc.,” “SELLAS,” the SELLAS logo, and other trademarks or service marks of SELLAS Life Sciences Group, Inc. appearing in this prospectus are the property of SELLAS Life Sciences Group, Inc. Other trademarks, service marks or trade names appearing in this prospectus are the property of their respective owners. We do not intend the use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of or by either, of these other companies.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, especially the section titled “Risk Factors” and our consolidated financial statements and related notes included elsewhere in this prospectus, before making an investment decision. Except as otherwise indicated or unless the context otherwise requires, references to “company,” “we,” “us,” “our” or “SELLAS,” refer to SELLAS Life Sciences Group, Inc. and its consolidated subsidiaries.

Overview

We are a clinical-stage biopharmaceutical company focused on novel cancer immunotherapeutics for a broad range of cancer indications. Our lead product candidate, galinpepimut-S, or GPS, is a cancer immunotherapeutic agent licensed from Memorial Sloan Kettering Cancer Center, or MSK, that targets the Wilms tumor 1, or WT1, protein, which is present in 20 or more cancer types. Based on its mechanism of action as a directly immunizing agent, GPS has the potential as a monotherapy or in combination with other immunotherapeutic agents to address a broad spectrum of hematologic, or blood, cancers and solid tumor indications. Phase 2 clinical trials for GPS have been completed and we have planned Phase 3 clinical trials (pending funding availability) for two indications, acute myeloid leukemia, or AML, and malignant pleural mesothelioma, or MPM. GPS is also in development as a potential treatment for multiple myeloma, or MM, and ovarian cancer. We plan to study GPS in up to four additional indications: as a combination therapy in small cell lung cancer, colorectal cancer, triple-negative breast cancer and as a monotherapy in chronic myelogenous leukemia, or CML. We received Orphan Drug Product designations from the U.S. Food and Drug Administration, or FDA, as well as Orphan Medicinal Product designations from the European Medicines Agency, or EMA, for GPS in AML and MPM, as well as Fast Track designation for AML and MPM from the FDA.

As a result of our business combination with Galena Biopharma, Inc., or Galena, on December 29, 2017, which we refer to throughout this prospectus as the Merger, our pipeline also now includes the legacy development programs of Galena, including novel cancer immunotherapy programs for NeuVax™ (nelipepimut-S; a vaccine against the E75 peptide derived from the human epidermal growth factor 2 -or HER2- protein), GALE-301 (a vaccine against the E39 peptide derived from the folate binding protein, or FBP) and GALE-302 (a vaccine against the J65 peptide derived from FBP) and GALE-401 (a controlled release version of the approved drug anagrelide). NeuVax is currently in multiple investigator-sponsored Phase 2 clinical trials in breast cancer, including a prospective, randomized, single-blinded, controlled Phase 2b independent investigator-sponsored clinical trial of trastuzumab (Herceptin®) +/- NeuVax in HER2 1+/2+ breast cancer patients in the adjuvant setting to prevent recurrences. On April 2, 2018, we announced that a pre-specified interim analysis, conducted by an independent Data Safety Monitoring Board, or DSMB, of the efficacy and safety data for the study demonstrated a clinically meaningful difference in median disease-free survival, or DFS, in favor of the active arm (NeuVax + Herceptin), a primary endpoint of the study and a clinically meaningful and also statistically significant difference in DFS in the cohort of patients with triple negative breast cancer, or TNBC. Based on these results, and the DSMB’s recommendation, we plan to expeditiously seek regulatory guidance by the FDA for further development of the combination of NeuVax + Herceptin in TNBC considering the statistically significant benefit of the combination therapy seen in this population with large unmet medical need.

Since the closing of the merger with Galena, management has been evaluating GALE-301, GALE-302, and GALE-401 for potential internal development, strategic partnership, or other types of product rationalizations.

Corporate Information

We were incorporated on April 3, 2006 in Delaware as Argonaut Pharmaceuticals, Inc. On November 28, 2006, we changed our name to RXi Pharmaceuticals Corporation and began operations January 2007. On September 26, 2011, we changed our name to Galena Biopharma, Inc. In December 2017, we completed the Merger with the Bermuda exempted company SELLAS Life Sciences Group Ltd, or Private SELLAS, and changed our name to “SELLAS Life Sciences Group, Inc.”

Our principal executive offices are located at 315 Madison Avenue, 4th Floor, New York, NY 10017, and our phone number is (917) 438-4353. Our website address is www.sellaslife.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

The Offering

The selling stockholders named in this prospectus may offer and sell up to 3,228,461 shares of our common stock, which represents 1,844,830 shares of common stock issuable upon conversion of the preferred stock and 1,383,631 shares of common stock issuable upon exercise of the warrants. The shares of common stock issuable upon conversion of the preferred stock will become eligible for sale by the selling stockholders under this prospectus only if such preferred shares are converted and the shares of common stock issuable upon exercise of the warrants will become eligible for sale by the selling stockholders under this prospectus only if such warrants are exercised.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “SLS”. Shares of common stock that may be offered under this prospectus, when issued upon conversion of the preferred stock or upon exercise of the outstanding warrants will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholders of any of the shares covered by this prospectus. When we refer to the selling stockholders in this prospectus, we are referring to the purchasers under the securities purchase agreement dated March 7, 2018, and their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed under the heading “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC on April 13, 2018 and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus and the documented incorporated by reference, including statements regarding our future financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “positioned,” “potential,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC on April 13, 2018 and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, regarding, among other things:

•	our ability to continue to operate despite the incursion of substantial losses since our inception and our expectation that we will continue to incur substantial and increasing losses for the foreseeable future;

•	our ability to continue as a going concern;

•	whether we will realize the anticipated benefits of the Merger;

•	our ability to obtain the substantial additional financing necessary to achieve our goals;

•	whether we will generate revenues and achieve profitability in the future;

•	the ability of investors to evaluate the success of our business and to assess our future viability given our limited operating history;

•	our expectations regarding our continued incursion of significant operating and non-operating expenses;

•	the initiation of legal or administrative actions against us;

•	our ability to use net operating losses to offset future taxable income;

•	our ability to comply with the regulatory and environmental provisions and laws that we are subject to;

•	our ability to obtain regulatory approval of our product candidates;

•	whether the results of our clinical trials will be sufficient to support domestic or global regulatory approvals;

•	the initiation, timing, progress and results of our pre-clinical and clinical trials;

•	the success of our lead product candidate, GPS, and our ability to successfully complete clinical trials and obtain regulatory approval for our other product candidates;

•	whether our product development program will uncover all possible adverse events that patients who take our product candidates may experience;

•	whether we can maintain orphan drug exclusivity and fast track designation for certain of our product candidates and whether we will receive orphan drug product designation and fast track designation for additional product candidates should we seek such designations;

•	our ability to successfully identify, acquire, develop or commercialize new potential product candidates;

•	our ability to realize benefits from strategic alliances that we may form in the future;

•	whether we can continue to rely on third parties to conduct our preclinical studies and clinical trials;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved, for commercial use;

•	the implementation of our business model and strategic plans for our business and product candidates;

•	our ability to maintain and establish collaborations or obtain additional funding;

•	the market price and value of our common stock;

•	our ability to compete in the markets we serve; and

•	the factors that may impact our financial results.

These risks are not exhaustive. Other sections of this prospectus or the documents incorporated by reference may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

You should carefully read this prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference,” and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We will not receive any proceeds from the resale of any shares offered by this prospectus by the selling stockholders. Upon the exercise of the warrants for 1,383,631 shares of our common stock by payment of cash, however, we will receive the exercise price of the warrants, which is $6.59 per share (subject to adjustment in certain circumstances). Any proceeds from the exercise of the warrants will be used for working capital and general corporate purposes.

SELLING STOCKHOLDERS

On March 7, 2018, we entered into a securities purchase agreement with the investors named therein, pursuant to which sold to the investors, in a private placement pursuant to Rule 4(a)(2) and Regulation S under the Securities Act, or the private placement, an aggregate of 10,700 shares of our newly-created non-voting Series A 20% convertible preferred stock, par value $0.0001 per share, or the preferred stock, and warrants, or the warrants, to acquire an aggregate 1,383,631 shares of our common stock, par value $0.0001 per share, or the common stock, at an aggregate purchase price of $10,700,000. The preferred stock is initially convertible into 1,844,830 shares of common stock based on an initial conversion price of $5.80 per share. At the first closing of the private placement on March 9, 2018, we issued an aggregate 5,987 shares of preferred stock and warrants to acquire an aggregate of 774,186 shares of common stock for aggregate gross proceeds of $5,987,000. At the second closing of the private placement on May 1, 2018, for which we sought and received stockholder approval on April 25, 2018, we issued an aggregate 4,713 shares of preferred stock and warrants to acquire an aggregate of 609,445 shares of common stock, for aggregate gross proceeds of $4,713,000.

On March 8, 2018, we filed a Certificate of Designations, Preferences, Rights and Limitations, or the Certificate of Designations, with respect to the preferred stock with the Secretary of State of Delaware, which designated up to 17,500 shares of Series A convertible preferred stock. The shares of preferred stock have a stated value equal to $1,000 and bear cumulative dividends, payable in cash or shares of common stock at our option, at a rate of 20% per annum, payable semiannually in arrears on June 30 and December 31, beginning on the first such date after issuance, and upon conversion if accrued and unpaid at such time. Such dividends cease to accrue upon the consummation of a qualified offering (as defined in the Certificate of Designations). The initial conversion price is $5.80 per share of common stock, subject to standard adjustments for certain transactions affecting our securities (such as stock dividends and stock splits). Until consummation of a qualified offering, the initial conversion price is also subject to anti-dilution price protection in the event of non-exempt equity issuances at a price per share lower than the then applicable conversion price. If we have not consummated a qualified offering on or before September 9, 2018 (the six month anniversary of the first closing), on each of the six month anniversary of the first and the second closings, the conversion price will be reduced to the lesser of (x) the then applicable conversion price, as adjusted, (y) $3.00 (subject to adjustment for forward, reverse stock splits, etc.) and (z) the lowest VWAP for any trading day during the five trading days immediately following each such adjustment date.

The preferred stock generally has no voting rights. However, for so long as any shares of preferred stock are outstanding, the affirmative vote of the holders of a majority of the then outstanding shares of preferred stock is required to: (a) alter or change adversely the powers, preferences or rights given to the preferred stock or alter or amend the Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the preferred stock (c) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of preferred stock, (d) increase the number of authorized shares of preferred stock, or (e) enter into any agreement with respect to any of the foregoing.

Upon any liquidation, dissolution or winding-up of SELLAS, whether voluntary or involuntary that is not a fundamental transaction (as defined in the Certificate of Designation), the holders of the preferred stock are entitled to receive out of the assets of SELLAS the same amount they would have received on an as converted basis, disregarding any conversion limitations. Such amounts are paid on a pari passu basis with all holders of common stock.

Under the securities purchase agreement, we issued warrants to acquire an aggregate of 1,383,631 shares of common stock, or approximately 75% of the shares of common stock into which the preferred stock are initially convertible. The warrants have an initial exercise price of $6.59 per share (subject to adjustment in certain circumstances), may not be exercised until the date that is six months after issuance, and have a term of five years from the initial exercise date. Exercise of the warrants is subject to a beneficial ownership limitation of 4.99% (or 9.99% at the option of the investor).

On April 30, 2018, in connection with the second closing, we entered into side letters with all the investors party to the securities purchase agreement, all of whom are purchasers of the preferred stock and warrants issued pursuant to the securities purchase agreement, and include all of the selling stockholders. Pursuant to the side letters, we agreed to prepare and file the registration statement of which this prospectus forms a part to register for resale the shares of common stock issuable upon conversion of their preferred stock and exercise of their warrants, to which we also refer to as preferred shares and warrant shares, respectively, and collectively, the shares.

The table below sets forth, to our knowledge, information about the selling stockholders as of May 1, 2018. Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated below, to our knowledge, the selling stockholders named in the table have sole voting and/or investment power with respect to the securities beneficially owned. Beneficial ownership for the selling stockholders is based on 6,154,377 shares of our common stock issued and outstanding as of March 31, 2018. The inclusion of any securities in this table does not constitute an admission of beneficial ownership by the person named below. Percentage amounts in the table below reflect beneficial ownership of that class of security.

We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders might not sell any or all of the shares registered pursuant to the registration statement of which this prospectus forms a part. Because the selling stockholders may offer all or some of the shares pursuant to the registration statement of which this prospectus forms a part and because there are currently no agreements or understandings with respect to the sale of any shares, we cannot estimate the number of shares that will be held by the selling stockholders after completion of this offering. However, for purposes of this table, we have assumed that, after completion of this offering, none of the preferred shares or warrant shares covered by this prospectus will be held by the selling stockholders.

	Prior to Offering		Number of Shares Offered	After Offering
Name and Address	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned		Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Varia Structured Opportunities S.A.(on behalf of its compartment Life Sciences Strategies)(1)	1,206,898	4.99%	1,206,898	0	—
Sabby Management, LLC(2)	1,009,210	4.99%	905,177	104,031	1.4%
Anson Investments Master Fund LP(3)	457,307	4.99%	452,588	4,719	*
Lincoln Park Capital Fund LLC(4)	292,231	4.5%	211,208	81,023	1.3%
IntraCoastal Capital, LLC(5)	184,197	2.9%	150,864	33,333	*
Hudson Bay Master Fund Ltd.(6)	154,764	2.5%	150,863	3,901	*
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B(7)	150,863	2.4%	150,863	0	—

*	Represents beneficial ownership of less than one percent (1%) of our outstanding common stock.
(1)	Represents common stock underlying 4,000 preferred shares and 517,242 warrant shares. Number of shares beneficially owned includes all shares of common stock underlying the preferred stock and warrants. The ability to convert the preferred stock and exercise the warrants is subject to ownership caps prohibiting conversion of the preferred stock or exercise of any of the warrants to the extent that after giving effect to such conversion or exercise, beneficial ownership would exceed 4.99% of the Company’s common shares. The address of Varia Structured Opportunities S.A. is 3/A rue Guillaume Kroll, L-1882, Luxembourg.
(2)	Represents (i) common stock underlying 1,000 preferred shares and 129,312 warrant shares and (ii) common stock underlying other warrants to acquire 97,827 shares, in each case held by Sabby Healthcare Master Fund, Ltd., a Cayman Islands exempted company, or SHMF, and (iii) common stock underlying 2,000 preferred shares and 258,623 warrant shares, and (iv) common stock underlying other warrants to acquire 6,204 shares, in each case held by Sabby Volatility Warrant Master Fund, Ltd., a Cayman Islands exempted company, or SVWMF. Sabby Management, LLC, a Delaware limited liability company, serves as the investment manager of SHMF and SVWMF, and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of SHMF and SVWMF. Each of Sabby Management, LLC and Mr. Mintz may be deemed to beneficially own the shares held by SHMF and SVWMF by virtue of such relationships, but each disclaims beneficial ownership except to the extent of any pecuniary interest in such shares. SHMF’s and SVWMF’s ability to convert the preferred stock and exercise the warrants is subject to ownership caps prohibiting them from converting the preferred stock or exercising any of the warrants to the extent that after giving effect to such conversion or exercise, SHMF and SVWMF and their affiliates would beneficially own more than 4.99% of the Company’s common shares. The address of each of Sabby Management, LLC and Mr. Mintz is c/o Sabby Management, 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.

(3)	Represents (i) common stock underlying 1,500 preferred shares and 193,967 warrant shares and (ii) common stock underlying other warrants to acquire 4,719 shares. Anson Advisors Inc. and Anson Funds Management LP, the co-investment advisers of Anson Investments Master Fund LP, or Anson, hold voting and dispositive power over the common shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these common shares except to the extent of their pecuniary interest therein. Anson’s ability to convert the preferred stock and exercise the warrants is subject to ownership caps prohibiting it from converting the preferred stock or exercising any of the warrants to the extent that after giving effect to such conversion or exercise, Anson and its affiliates would beneficially own more than 4.99% of the Company’s common shares. The principal business address of Anson is 190 Elgin Avenue, George Town, Grand Cayman.
(4)	Represents (i) common stock underlying 700 preferred shares and 90,518 warrant shares and (ii) common stock underlying other warrants to acquire 81,023 shares. Joshua Scheinfeld and Jonathan Cope, the principals of Lincoln Park Capital Fund LLC, or Lincoln Park, are deemed to be beneficial owners of all the shares of common stock owned by Lincoln Park. Messrs. Scheinfeld and Cope have shared voting and disposition power over the shares being offered. Lincoln Park’s ability to convert the preferred stock and exercise the warrants is subject to an ownership cap prohibiting it from converting the preferred stock or exercising any of the warrants to the extent that after giving effect to such conversion or exercise, Lincoln Park and its affiliates would beneficially own more than 4.99% of the Company’s common shares. The address of Lincoln Park is 440 N. Wells St., Suite 410, Chicago, Illinois 60654.
(5)	Represents (i) common stock underlying 500 preferred shares and 64,567 warrant shares and (ii) common stock underlying other warrants to acquire 34,271 shares. Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of IntraCoastal Capital, LLC, or IntraCoastal, have shared voting control and investment discretion over the securities reported herein that are held by IntraCoastal. As a result, each of Messrs. Kopin and Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by IntraCoastal. The address of IntraCoastal is 245 Palm Trail, Delray, FL 33483.
(6)	Represents (i) common stock underlying 500 preferred shares and 64,656 warrant shares and (ii) common stock underlying other warrants to acquire 3,901 shares. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., or Hudson Bay, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address of Hudson Bay Master Fund Ltd. Is 777 Third Avenue, 30th Floor, New York, NY 10017.
(7)	Represents common stock underlying 500 preferred shares and 64,656 warrant shares. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B, or Alto, has discretionary authority to vote and dispose of the shares held by Alto, and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as managing member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto. Alto and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Alto is c/o Ayrton Capital LLC, 222 Broadway, 19th Floor, New York, NY 10038.

When we refer to the shares of our common stock being offered by this prospectus on behalf of the selling stockholders, we are referring to the shares of our common stock underlying the preferred stock and warrants sold in the private placement.

The selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares of common stock since the date on which the information in the table above is presented. Information about the selling stockholders may change over time.

PLAN OF DISTRIBUTION

We are registering the offer and resale of the shares of common stock underlying the preferred stock and warrants, to which we refer to as the preferred shares and warrant shares, respectively, and collectively, the shares, to permit the sale of the shares, after issuance by us pursuant to the terms of the preferred stock and the warrants, by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We will bear all fees and expenses incident to our obligation to register the shares, except that, if the shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for any underwriting discounts or commissions or agent’s commissions.

The selling stockholders may sell all or a portion of the shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale:

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144 of the Securities Act of 1933, as amended, or the Securities Act;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such security at a stipulated price per security;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of our common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or other applicable provisions of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of our common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholders will sell any or all of the shares registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We will pay all expenses of the registration of the shares pursuant to the registration statement of which this prospectus forms a part, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus or we may be entitled to contribution.

Once sold under the registration statement of which this prospectus forms a part, the shares will be freely tradable in the hands of persons other than our affiliates.

VALIDITY OF SECURITIES

The validity of the securities stock being offered hereby has been passed upon for us by Cooley LLP.

EXPERTS

The consolidated financial statements of SELLAS Life Sciences Group, Inc. as of December 31, 2017, and for the year then ended, the adjustments to apply the effects of the retrospective change resulting from the reverse merger and the stock split in the 2016 consolidated financial statements described in note 1, and the presentation of the total and net loss per share information to the 2016 consolidated financial statements described in note 3, included in the Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Moss Adams LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The audit report of Moss Adams LLP contains an explanatory paragraph that states that the Company has incurred recurring losses from operations and has a net capital deficiency that raise substantial doubt about the Company’s ability to continue as a going concern. The December 31, 2017 consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The consolidated financial statements of SELLAS Life Sciences Group Inc. as of December 31, 2016 and for the year then ended, incorporated by reference herein, include the effects of retrospective changes resulting from the merger described in Note 1 to the consolidated financial statements, and the addition of net loss per share information as described in Note 3 to the consolidated financial statements. KPMG Audit Limited, an independent registered public accounting firm, audited the consolidated financial statements of SELLAS Life Sciences Group Ltd as of December 31, 2016 and for the year then ended, before the effects of the retrospective changes and the addition of net loss per share information, which financial statements are not incorporated by reference herein. Moss Adams LLP, an independent registered public accounting firm, audited such retrospective changes and the net loss per share information. The consolidated financial statements of SELLAS Life Sciences Group Inc. as of December 31, 2016 and for the year then ended, have been incorporated by reference herein in reliance upon the report of (1) KPMG Audit Limited, solely with respect to the consolidated financial statements of SELLAS Life Sciences Group Ltd before the effects of the retrospective changes resulting from the merger and the addition of net loss per share information, and (2) Moss Adams LLP, solely with respect to the retrospective changes and the net loss per share information, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing. The audit report of KPMG Audit Limited covering the December 31, 2016 consolidated financial statements of SELLAS Life Sciences Group Ltd and subsidiaries contains an explanatory paragraph that states the Company has suffered recurring losses since its inception that raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the resale of the common stock the selling stockholders are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock offered by the selling stockholders under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including SELLAS Life Sciences Group, Inc. The SEC’s Internet site can be found at www.sec.gov. We maintain a website at www.sellaslife.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-33958):

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on April 13, 2018;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our definitive proxy statement relating to our 2018 Annual Meeting of Stockholders, filed with the SEC on April 30, 2018;

•	our Current Reports on Form 8-K, filed with the SEC on January 5, 2018 (as amended on January 11, 2018), January 18, 2018, February 12, 2018, February 20, 2018, February 27, 2018, March 12, 2018 (as amended April 2, 2018 and further amended April 13, 2018), March 19, 2018, April 10, 2018 April 20, 2018, April 24, 2018, April 26, 2018 and May 2, 2018; and

•	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on February 8, 2008, as amended on February 12, 2008, including any further amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to SELLAS Life Sciences Group, Inc., Attention: Corporate Secretary, 315 Madison Avenue, 4th Floor, New York, New York 10017. Our phone number is (917) 438-4353.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the common stock being registered. The selling stockholders will not bear any portion of such expenses. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$2,250.88
Accounting fees and expenses	35,000.00
Legal fees and expenses	50,000.00
Printing and miscellaneous fees and expenses	15,000.12

Total	$102,251.00

Item 15.	Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws, each as amended, which limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws, as amended, provide that:

•	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.

Our amended and restated certificate of incorporation and bylaws, each as amended, which are filed as Exhibits 3.1 and 3.3, provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

We have entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.

We have purchased and currently intend to maintain insurance on behalf of each and every person who is or was a director or officer of our company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 16.	Exhibits

Exhibit No.	Description

3.1	Composite Amended and Restated Certificate of Incorporation of SELLAS Life Sciences Group, Inc. (formerly, Galena Biopharma, Inc.) (incorporated by reference to Exhibit 3.1 to the registrant’s annual report on Form 10-K for the year ended December 31, 2017, filed on April 13, 2018)

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of SELLAS Life Sciences Group, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed on March 12, 2018)

3.3	Amended and Restated Bylaws of SELLAS Life Sciences Group, Inc. (incorporated by reference to Exhibit 3.3 to the registrant’s current report on Form 8-K filed on January 5, 2018)

5.1	Opinion of Cooley LLP*

10.1	Securities Purchase Agreement by and between SELLAS Life Sciences Group, Inc. and the Purchasers named therein dated March 7, 2018 (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed on March 12, 2018)

10.2	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed on March 12, 2018)

10.3	Form of Side Letter by and between SELLAS Life Sciences Group, Inc. and the investors dated April 30, 2018 (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed on May 2, 2018)

23.1	Consent of Moss Adams LLP*

23.2	Consent of KPMG Audit Limited, LLP*

23.3	Consent of Cooley LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page)

*	Filed herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 10, 2018.

SELLAS LIFE SCIENCES GROUP, INC.

By:	/s/ ANGELOS M. STERGIOU
Angelos M. Stergiou, MD, ScD h.c.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Angelos M. Stergiou and Gene Mack, and each of them individually, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and/or directors to enable SELLAS Life Sciences Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this registration statement:

Signature	Title	Date

/s/ Angelos M. Stergiou Angelos M. Stergiou, MD, ScD h.c.	President, Chief Executive Officer (Principal Executive Officer) and Director	May 10, 2018

/s/ Gene Mack Gene Mack	Chief Financial Officer (Principal Financial and Accounting Officer) and Treasurer	May 10, 2018

/s/ Jane Wasman Jane Wasman	Chairman of the Board	May 10, 2018

/s/ Fabio Lopez Fabio Lopez	Director	May 10, 2018

/s/ Robert Van Nostrand Robert Van Nostrand	Director	May 10, 2018

/s/ David Scheinberg David Scheinberg, M.D., PhD.	Director	May 10, 2018

/s/ John Varian John Varian	Director	May 10, 2018

/s/ Stephen F. Ghiglieri Stephen F. Ghiglieri	Director	May 10, 2018